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                                                               Exhibit 10.2.1

                                AMENDMENT TO THE
                       EMPLOYEE BENEFITS AND COMPENSATION
                              ALLOCATION AGREEMENT


         AMENDMENT TO THE EMPLOYEE BENEFITS AND COMPENSATION ALLOCATION AGREEMENT, dated as of September 1, 2000, by and between Pharmacia Corporation, a Delaware corporation ("Pharmacia"), and Monsanto Company, a newly formed Delaware corporation ("AgCo"). All capitalized words not otherwise defined herein shall have the meaning attached to each such term pursuant to the Employee Benefits and Compensation Allocation Agreement.

                              W I T N E S S E T H:

         WHEREAS, AgCo and Pharmacia have entered into an Employee Benefits and Compensation Allocation Agreement, dated as of September 1, 2000 (the "Allocation Agreement"); and

         WHEREAS, AgCo and Pharmacia desire to amend the Allocation Agreement as provided in Section 5.8 thereof;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Section 2.1(b) of the Allocation Agreement is amended to read as follows:

                "(b)     "PHARMACIA CASH BALANCE PENSION PLAN.

            (i) As of January 1, 2002 (the "Pension Transfer Date") Pharmacia shall establish a cash balance defined benefit pension plan designed to be a qualified plan under Section 401(a) of the Code (the "Pharmacia Cash Balance Pension Plan") to provide benefits to Pharmacia Employees, and to accept the transfer of assets and assumption of Liabilities provided for in Section 2.1(b)(ii). Initially, the Pharmacia Cash Balance Pension Plan shall be identical in all material respects to the Monsanto Pension Plan (excluding the DEKALB frozen benefits structure), subject to such changes as Pharmacia may determine to be necessary or appropriate to comply with the requirements of qualification under Section 401(a) of the Code. Pharmacia shall seek an opinion of counsel to Pharmacia that the Pharmacia Cash Balance Pension Plan and Trust comply, in form, with the requirements of Section 401(a) and 501(a) of the Code, subject to receipt of an Internal Revenue Service determination letter stating that it so qualifies ("IRS Determination Letter"), and a representation from Pharmacia that (A) the Pharmacia Cash Balance Pension Plan will be submitted for an IRS Determination Letter and (B) Pharmacia will make all


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necessary amendments to such Plan and Trust Agreement in order to obtain such letter and will make all required filings and submissions to appropriate Governmental Authorities as soon as practicable (but in no event later than twelve months) after the Pension Transfer Date. The Pharmacia Employees shall cease to accrue benefits under the Monsanto Pension Plan and shall begin to accrue benefits under the Pharmacia Cash Balance Pension Plan on the Pension Transfer Date.

            (ii) Except as specifically set forth in Section 2.1(b)(iii) and
Article IV, subject to the completion of the asset transfer described in the next sentence, and effective as of the Pension Transfer Date: (A) the Monsanto Pension Plan shall transfer to the Pharmacia Cash Balance Pension Plan, and the Pharmacia Cash Balance Pension Plan and the members of the Pharmacia Group shall assume and be responsible for, all Liabilities of the Monsanto Pension Plan with respect to benefits accrued by Pharmacia Participants through the Pension Transfer Date; (B) Pharmacia shall transfer the sponsorship of the Monsanto Pension Plan to the members of the AgCo Group and the members of the AgCo Group shall assume and be responsible for all Liabilities of the Monsanto Pension Plan other than Liabilities transferred to the Pharmacia Cash Balance Pension Plan in accordance with Paragraph (A); (C) the members of the Pharmacia Group shall have no further responsibility for the Liabilities described in Paragraph (B); and (D) the members of the AgCo Group shall have no further responsibility for the Liabilities described in Paragraph (A). As soon as administratively feasible after the Pension Transfer Date, there shall be transferred from the trust funding the Monsanto Pension Plan to the trust designated to fund the Pharmacia Cash Balance Pension Plan (which may have the same trustee as the former trust and which may be part of a master trust with the former trust) assets thereof, having a value, as of the Pension Transfer Date, equal to the Transfer Value, but in no event less than the amount required to be transferred under Section 414(l) of the Code. The Investment Committee, or one or more "Independent Fiduciaries" appointed by the Investment Committee, shall reasonably and equitably determine the specific assets, or portions thereof, that will be transferred pursuant to the preceding sentence. All other determinations required to implement the foregoing transfer of assets shall be reasonably and equitably made by the Enrolled Actuary in accordance with Schedule III hereto. The Enrolled Actuary shall make an initial estimate of the Transfer Value in advance of the Pension Transfer Date, and an initial transfer of assets equal to such estimated Transfer Value shall be made on the Pension Transfer Date or as soon as practicable thereafter. The final calculation of the Transfer Value shall be completed as soon as practicable, and true-up transfer will be made promptly following the expiration of the 30-day period provided for in Section 2.1(c) and, if applicable, the resolution of any disagreement pursuant to Section 2.1(c). The true-up amount will include the pension fund's investment gains or losses - from the Pension Transfer Date to the date of the transfer of the true-up amount - on such true-up amount, as defined on Schedule III.

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            (iii)  Notwithstanding the foregoing, if Pharmacia determines that the transfer of liabilities and assets in the manner provided in
Section 2.1(b)(ii) would violate any applicable requirements of the Code or ERISA, or could reasonably be expected to result in the PBGC's taking action to terminate the Monsanto Pension Plan, then Pharmacia and AgCo shall cooperate to implement such transfer in a manner that reaches as close as possible to the same results without any such violation."

         2. Section 6.1 of the Allocation Agreement is amended by adding thereto the following definition:

          "Pharmacia Cash Balance Pension Plan: defined in Section 2.1(b)(i)."

         3. Section 6.1 of the Allocation Agreement is amended by deleting the following definition:

          "AgCo Pension Plan."

         4. Schedule III of the Allocation Agreement is amended in its entirety:


                                  SCHEDULE III

                          COMPUTATION OF TRANSFER VALUE

The "Transfer Value" means the sum of the assets allocated to Categories
3, 4, 5 and 6 for Active Employees, Vested Terminated Employees and Retired Employees and Beneficiaries who are Pharmacia Participants in the Monsanto Pension Plan on the Pension Transfer Date, together with a pro rata portion of any excess assets, based on the following assumptions and procedures:

ASSUMPTIONS

    o Interest Rate - is the rate or rates, in effect for the month including the Pension Transfer Date, used by the PBGC - PBGC Regulation 4044 Appendix B - to determine the present values of annuities in the event of a plan termination

    o   Mortality Table - The mortality table described in PBGC
        Regulation 4044 Appendix A, currently the 1983 GAM male table with a six year setback used for females

    o Expected Retirement Age (XRA) for those not in payment status as of 1/1/2002
    o For those eligible for a lump sum, the XRA is determined by using the High Category table under PBGC Regulation 4044 Appendix D, assuming the

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        earliest retirement age is the age on the Pension Transfer Date and the unreduced retirement age is age 65

    o For those not eligible for a lump sum, the XRA is determined by using the Medium Category table assuming the earliest retirement age is the greater of age 55 or the age on the Pension Transfer Date, and the unreduced retirement age is age 65

    o Valuation Date is 1/1/2002 and is the date as of which the Category Liabilities defined below are determined

BENEFIT AT XRA

To determine the benefit payable at the XRA for those with account balances, the account balances as of 1/1/2002 will be projected to the XRA assuming no further contributions and interest credits of
    o   8.5% annually to age 55 and 0.0% thereafter for the Prior Plan Account
    o   5.32% (the rate in effect for 2002) annually for the Cash
        Balance Account
The projected balance at XRA is then converted to a life annuity using the plan's conversion factors

CATEGORY 3 LIABILITIES
----------------------

    o For those in pay status who had commenced on 1/1/1999 or earlier - the present value (using the above assumptions) of the actual benefit in payment status
    o For those in pay status who commenced between 1/1/1999 and 1/1/2002 - the present value of the benefit that would have been in payment status had the employee commenced on 1/1/1999
    o For those vested on 1/1/1999 who were eligible to begin payments on 1/1/1999 - the present value of the benefit that would have been in payment status had the employee commenced on 1/1/1999, but assuming such benefit begins at the employee's XRA

CATEGORY 4 LIABILITIES
----------------------

    o For those in pay status who commenced between 1/1/1999 and 1/1/2002 - the present value of the lesser of the actual benefit in payment status or the PBGC guaranteed benefit on 1/1/2002, less the Category 3 Liabilities
    o For those vested as of 1/1/2002 but not in pay status - the present value of the lesser of (a) the benefit earned through 1/1/2002 and payable at XRA and (b) the PBGC guaranteed benefit at XRA, assuming such benefit is payable at the employee's XRA, less the Category 3 Liabilities

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CATEGORY 5 LIABILITIES
----------------------

    o For those in pay status who commenced between 1/1/1999 and 1/1/2002 - the present value of the actual benefit in payment status less the Category 3 and Category 4 Liabilities
    o For those vested as of 1/1/2002 but not in pay status - the present value of the actual benefit earned through 1/1/2002 assuming such benefit is payable at the employee's XRA, less the Category 3 and Category 4 Liabilities

CATEGORY 6 LIABILITIES
----------------------

    o For those not vested as of 1/1/2002 - the present value of the actual benefit earned through 1/1/2002 assuming such benefit is payable at the employee's XRA

ASSET ALLOCATION

The assets of the Monsanto Pension Plan will be determined as of the Pension Transfer Date and allocated between the Pharmacia Cash Balance Pension Plan and the Monsanto Pension Plan as follows

    o First to Category 3 Liabilities. If assets are not sufficient to cover all Category 3 Liabilities, such assets will be allocated in proportion to these liabilities.
    o Second to Category 4 Liabilities. If such remaining assets are not sufficient to cover all Category 4 Liabilities, such remaining assets will be allocated in proportion to these liabilities.
    o Third to Category 5 Liabilities. If such remaining assets are not sufficient to cover all Category 5 Liabilities, such remaining assets will be allocated in proportion to these liabilities.
    o Fourth to Category 6 Liabilities. If such remaining assets are not sufficient to cover all Category 6 Liabilities, such remaining assets will be allocated in proportion to these liabilities.

If assets are sufficient to cover all liabilities in Categories 3 through 6, any remaining assets will be allocated in proportion to the total of such liabilities.

An initial allocation of assets and Transfer Value will be estimated in advance of the Pension Transfer Date and the initial amount will be transferred on the Pension Transfer Date or as soon as practicable thereafter. After receiving and reviewing final data as of the Pension Transfer Date, a true-up amount will be calculated. This true-up amount will be transferred as soon as practicable and will include the pension fund's investment gains or losses - from the Pension Transfer Date to the date of the transfer of the true-up amount - on such true-up amount.

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The intent of this process is to allocate assets in accordance with PBGC
Section 4044 using PBGC assumptions at the Pension Transfer Date.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective duly authorized officers.

                                       PHARMACIA CORPORATION


                                       By: /s/ Paul Matson
                                           -------------------------------
                                       Name: Paul Matson
                                       Title: Sr. V. P. H. R.
                                       Date: January 4, 2002

                                       MONSANTO COMPANY


                                       By: /s/ John M. Murabito
                                           -------------------------------
                                       Name: John M. Murabito
                                       Title: Senior Vice President-Human
                                              Resources
                                       Date: January 3, 2002


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